Exhibit 99.1

LIMITED BRANDS REPORTS A 39% INCREASE IN ADJUSTED AND A 72% INCREASE IN REPORTED THIRD QUARTER EARNINGS PER SHARE

- PROVIDES FOURTH QUARTER AND RAISES FULL
YEAR 2011 EARNINGS GUIDANCE -

Columbus, Ohio, Nov. 16, 2011 - Limited Brands, Inc. (NYSE: LTD) today reported 2011 third quarter results and increased its 2011 full-year earnings guidance.

Third Quarter Results
Adjusted earnings per share for the third quarter ended Oct. 29, 2011 increased 39% to $0.25 compared to earnings per share of $0.18 for the quarter ended Oct. 30, 2010, which exclude an income tax benefit in 2011 as detailed below. Third quarter operating income was $186.1 million compared to operating income of $149.1 million last year, and adjusted net income was $77.6 million compared to net income of $61.3 million last year.

The 2011 adjusted results above exclude an income tax benefit, primarily due to the resolution of certain tax matters, of $16.7 million, or $0.06 per share. Including this benefit, 2011 net income was $94.3 million and earnings per share were $0.31.

Comparable store sales for the third quarter increased 9 percent, and net sales were $2.173 billion compared to $1.983 billion last year.

At the conclusion of this press release is a reconciliation of reported to adjusted results.

2011 Outlook
The company stated that it expects adjusted fourth quarter earnings of $1.28 to $1.43 per share. For 2011, the company increased its adjusted earnings per share forecast to $2.38 to $2.53 from $2.35 to $2.50 previously.

Earnings Call Information
Limited Brands will conduct its third quarter earnings call at 9 a.m. Eastern time on Thursday, Nov. 17. To listen, call 1-866-583-6618 (international dial-in number: 1-937-200-3978). For an audio replay, call 1-866-NEWS-LTD (international replay number: 1-706-902-3452) or log onto www.Limitedbrands.com. Additional third quarter financial information is also available at www.Limitedbrands.com.

ABOUT LIMITED BRANDS:
Limited Brands, through Victoria's Secret, Pink, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,628 specialty stores in the United States and its brands are sold in more than 800 company-operated and franchised additional locations world-wide. The company's products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Limited Brands b-roll footage of stores is available through our online newsroom.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
Limited Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the October sales call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the October sales call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into international markets and related risks;

•	our independent licensees and franchisees;

•	our direct channel business;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our reliance on foreign sources of production, including risks related to:

◦	political instability;

◦	duties, taxes and other charges on imports;

◦	legal and regulatory matters;

◦	volatility in currency exchange rates;

◦	local business practices and political issues;

◦	potential delays or disruptions in shipping and related pricing impacts;

◦	the disruption of imports by labor disputes; and

◦	changing expectations regarding product safety due to new legislation;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the October sales call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2010 Annual Report on Form 10-K.
Adjusted information which provides non-GAAP financial estimates is presented in order to improve investor's understanding of expected results and improve comparability of expected financial information from period to period.

For further information, please contact:

Limited Brands:
Investor Relations                                Media Relations
Amie Preston                                    Tammy Roberts Myers
(614) 415-6704                                    (614) 415-7072
apreston@limitedbrands.com                            extcomm@limitedbrands.com

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED OCTOBER 29, 2011 AND OCTOBER 30, 2010
(Unaudited)
(In thousands except per share amounts)

	2011	2010
Net Sales	$2,173,420	$1,983,372
Cost of Goods Sold, Buying & Occupancy	(1,388,143)	(1,269,080)
Gross Profit	785,277	714,292
General, Administrative and Store Operating Expenses	(599,175)	(565,194)
Operating Income	186,102	149,098
Interest Expense	(63,860)	(47,224)
Interest Income	319	461
Other (Expense) Income	(687)	(832)

Income Before Income Taxes	121,874	101,503
Provision for Income Taxes	27,597	40,176

Net Income	$94,277	$61,327

Net Income Per Diluted Share	$0.31	$0.18

Weighted Average Shares Outstanding	307,928	331,981

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED OCTOBER 29, 2011 AND OCTOBER 30, 2010
(Unaudited)
(In thousands except per share amounts)

	2011			2010

	Reported	Adjustments	Adjusted	Reported
Net Sales	$2,173,420	$—	$2,173,420	$1,983,372
Cost of Goods Sold, Buying & Occupancy	(1,388,143)	—	(1,388,143)	(1,269,080)
Gross Profit	785,277	—	785,277	714,292
General, Administrative and Store Operating Expenses	(599,175)	—	(599,175)	(565,194)
Operating Income	186,102	—	186,102	149,098
Interest Expense	(63,860)	—	(63,860)	(47,224)
Interest Income	319	—	319	461
Other (Expense) Income	(687)	—	(687)	(832)

Income Before Income Taxes	121,874	—	121,874	101,503
Provision for Income Taxes	27,597	16,691	44,288	40,176

Net Income	$94,277	$(16,691)	$77,586	$61,327

Net Income Per Diluted Share	$0.31		$0.25	$0.18

Weighted Average Shares Outstanding	307,928		307,928	331,981

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTY-NINE WEEKS ENDED OCTOBER 29, 2011 AND OCTOBER 30, 2010
(Unaudited)
(In thousands except per share amounts)

	2011	2010
Net Sales	$6,848,572	$6,157,417
Cost of Goods Sold, Buying & Occupancy	(4,319,469)	(3,971,381)
Gross Profit	2,529,103	2,186,036
General, Administrative and Store Operating Expenses	(1,932,645)	(1,615,504)
Operating Income	596,458	570,532
Interest Expense	(182,788)	(160,095)
Interest Income	1,101	1,707
Other (Expense) Income	231,767	120,282

Income Before Income Taxes	646,538	532,426
Provision for Income Taxes	155,897	179,932

Net Income	$490,641	$352,494

Net Income Per Diluted Share	$1.55	$1.06

Weighted Average Shares Outstanding	317,067	332,874

LIMITED BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTY-NINE WEEKS ENDED OCTOBER 29, 2011 AND OCTOBER 30, 2010
(Unaudited)
(In thousands except per share amounts)

	2011			2010

	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$6,848,572	$—	$6,848,572	$6,157,417	$—	$6,157,417
Cost of Goods Sold, Buying & Occupancy	(4,319,469)	—	(4,319,469)	(3,971,381)	—	(3,971,381)
Gross Profit	2,529,103	—	2,529,103	2,186,036	—	2,186,036
General, Administrative and Store Operating Expenses	(1,932,645)	163,428	(1,769,217)	(1,615,504)	—	(1,615,504)
Operating Income	596,458	163,428	759,886	570,532	—	570,532
Interest Expense	(182,788)	—	(182,788)	(160,095)	—	(160,095)
Interest Income	1,101	—	1,101	1,707	—	1,707
Other (Expense) Income	231,767	(233,478)	(1,711)	120,282	(95,383)	24,899

Income Before Income Taxes	646,538	(70,050)	576,488	532,426	(95,383)	437,043
Provision for Income Taxes	155,897	62,456	218,353	179,932	(7,689)	172,243

Net Income	$490,641	$(132,506)	$358,135	$352,494	$(87,694)	$264,800

Net Income Per Diluted Share	$1.55		$1.13	$1.06		$0.80

Weighted Average Shares Outstanding	317,067		317,067	332,874		332,874

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

LIMITED BRANDS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND
RECONCILIATION OF ADJUSTED RESULTS
(Unaudited)

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2011

In the third quarter of 2011, adjusted results exclude the following:

•	A $16.7 million tax benefit related to the favorable resolution of certain discrete income tax matters.

In the second quarter of 2011, adjusted results exclude the following:

•
A $147.1 million non-taxable gain, included in other income and expense, and associated pre-tax expense of $113.4 million, included in general, administrative and store operating expenses, associated with our charitable contribution of Express, Inc. common stock to The Limited Brands Foundation.

In the first quarter of 2011, adjusted results exclude the following:

•	An $86.4 million pre-tax gain ($55.6 million net of tax), included in other income and expense, related to the sale of shares of Express, Inc. common stock.

•	A $50.0 million pre-tax expense ($31.2 million net of tax), included in general, administrative and store operating expenses, related to a pledge to The Limited Brands Foundation.

•	An $11.0 million tax benefit primarily related to the favorable resolution of certain discrete income tax matters.

Fiscal 2010

In the second quarter of 2010, adjusted results exclude the following:

•	A $52.3 million pre-tax gain ($31.8M net of tax), included in other income and expense, related to the initial public offering of Express including the sale of a portion of the company's shares.

•	A $19.7 million pre-tax gain, included in other income and expense, and a related net tax benefit of $22.4 million, associated with the sale of our remaining 25% interest in Limited Stores.

•	A $25.2 million pre-tax loss ($15.8M net of tax), included in other income and expense, associated with the early retirement of portions of our 2012 and 2014 maturity bonds.

In the first quarter of 2010, adjusted results exclude the following:

•	A $48.7 million pre-tax gain ($29.6 million net of tax), included in other income and expense, related to a $56.5 million cash distribution from Express.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company's definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company's historical financial statements and notes thereto contained in the Company's quarterly reports on Form 10-Q and annual report on Form 10-K.